UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 24, 2022

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	PTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 24, 2022, Palatin Technologies, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote on the following: (1) election of directors (“Proposal 1”), (2) ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022 (“Proposal 2”), (3)  adoption of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock with an exchange ratio range of between 10:1 and 25:1 (“Proposal 3”), (4) approval of an amendment to the Company’s 2011 Stock Incentive Plan, as amended and restated, to increase the number of shares available for equity awards by 15,000,000 shares (“Proposal 4”), and (5) to advise the Company whether stockholders approve the compensation of the Company’s named executive officers for the fiscal year ended June 30, 2021 (“Proposal 5”).

As of May 12, 2022 (the “Record Date”),  the total number of outstanding shares entitled to vote at the Annual Meeting was: 231,773,670 shares of common stock, one vote per share; 4,030 shares of Series A Preferred Stock, with approximately 16 votes per share, for a total of 66,059 votes; 8,100,000 shares of Series B Preferred Stock, convertible to an aggregate of 30,000,000 shares of common stock, one vote for each on an as converted basis; and 900,000 shares of Series C Preferred Stock, convertible to 3,333,333 shares of common stock, 20,000 votes for each share of common stock on an as converted basis for an aggregate of 66,666,660,000 votes.  The combined total of votes entitled to be cast at the Annual Meeting as of the Record Date was a total of 66,928,499,729 votes.  At the Annual Meeting, the total number of votes present in person or by proxy was 66,807,909,971. The holders of Series B Preferred Stock and the Series C Preferred Stock were only entitled to vote on Proposal 3.  Accordingly, no shares of Series B Preferred Stock or Series C Preferred Stock were cast on Proposals 1, 2, 4 or 5.

Proposal 1.  Election of Directors. The stockholders elected the following seven directors to serve until the next annual meeting, or until their successors are elected and qualified, by the votes set forth below:

Nominee	FOR	WITHHELD
01) Carl Spana, Ph.D.	39,589,251	14,679,079
02) John K.A. Prendergast, Ph.D.	34,327,518	19,940,812
03) Robert K. deVeer, Jr.	39,659,194	14,609,136
04) J. Stanley Hull	40,009,091	14,259,239
05) Alan W. Dunton, M.D.	40,495,768	13,772,562
06) Arlene M. Morris	39,448,340	14,819,990
07) Anthony M. Manning, Ph.D.	37,602,886	16,665,444

Broker Non-Votes:  56,981,641 for each director

Proposal 2.  Ratification of Appointment of Independent Registered Public Accounting Firm.  The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022, by the votes set forth below:

For	Against	Abstain
96,800,299	12,204,083	2,245,589

Broker Non-Votes:  Not Applicable

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Proposal 3.  Adoption of an Amendment to the Company’s Certificate of Incorporation to Effect a Reverse Stock Split of the Company’s Common Stock with an Exchange Ratio Range of between 10:1 and 25:1.  The stockholders approved the amendment, at the discretion of the board of directors of the Company, to effect a reverse stock split of the Company’s common stock with an exchange ratio range of between 10:1 and 25:1, by the votes set forth below:

For	Against	Abstain
41,545,503,590	25,261,982,067	424,314

Broker Non-Votes:  Not Applicable

Proposal 4: Approval of an Amendment to the Company’s 2011 Stock Incentive Plan to Increase the Number of Shares Available for Equity Awards by 15,000,000 Shares.  The stockholders approved the amendment to the Company’s 2011 Stock Incentive Plan to increase the number of shares available for equity awards by 15,000,000 shares, by the votes set forth below:

For	Against	Abstain
32,387,611	21,534,986	345,733

Broker Non-Votes:  56,981,641

Proposal 5: Advise the Company whether Stockholders Approve the Compensation of the Company’s Named Executive Officers for the fiscal year ended June 30, 2021. The stockholders voted to advise the Company that they do approve the compensation of the Company’s named executive officers, by the votes set forth below:

For	Against	Abstain
32,688,131	21,142,009	438,190

Broker Non-Votes:  56,981,641

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: June 28, 2022	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer

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